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                                  Exhibit 23.1



CONSENT OF YOUNT, HYDE & BARBOUR, P.C.



    We hereby consent to the inclusion in this Registration Statement on Form S-4 (No. 333-69216) of Virginia Financial Corporation of our report, dated January 11, 2001, relating to the consolidated balance sheets of Virginia Commonwealth Financial Corporation as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended December 31, 2000, 1999, and 1998.

    We also consent to the reference to our Firm under the heading "experts" in the Registration Statement.


                                    /s/ Yount, Hyde & Barbour, P.C.



Winchester, Virginia
November 19, 2001
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CONSENT OF YOUNT, HYDE & BARBOUR, P.C.



    We hereby consent to the inclusion in this Registration Statement on Form S-4 (No. 333-69216) of Virginia Financial Corporation of our report, dated January 5, 2001, relating to the consolidated balance sheets of Virginia Financial Corporation as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2000, 1999, and 1998.

    We also consent to the reference to our Firm under the heading "experts" in the Registration Statement.


                                    /s/ Yount, Hyde & Barbour, P.C.


Winchester, Virginia
November 19, 2001